U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2007

Triton Petroleum Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49950	98-0232018
(Commission File No.)	(IRS Employer Identification No.)

c/o Alpha Corporate Advisors, LLC
68 South Service Road
Suite 100
Melville, NY 11747
Phone - 631-577-4088
 (Address and telephone number of principal executive offices and place of business)

 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Eventss

The Registrant has entered into Amendment No. 1 to Secured Convertible Debenture, dated June 26, 2007 (the “Amendment”), between the Registrant and Highgate House Funds, Ltd., to a Secured Convertible Debenture dated March 8, 2005 (the “Master Agreement”).

Under the terms of the Amendment, the Conversion Price in Section 1.02 of the Master Agreement is amended as follows:

“The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest and liquidated damages, into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the price per share (the “Conversion Price”) equal to the lower of (a) $0.85, or (b) eighty percent (80%) of the lowest daily Volume Weighted Average Price (“VWAP”) of the Common Stock on the Principal Market during the thirty (30) trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP (collectively, the “Conversion Price”).

Section 9 -- Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99.1	Amendment No. 1 to Secured Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2007
Triton Petroleum Group, Inc.

By:	James W. Zimbler
James W. Zimbler, Interim President